Exhibit 99.11

                                             March 14, 2008

                                             FOR IMMEDIATE RELEASE
                                             Contact: Fell Herdeg
                                             Telephone: 203-846-2274
                                             Facsimile: 203-846-1776
                                             fell.herdeg@soundprints.com


         TRUDY ACQUIRES CERTAIN DIRECT TO CONSUMER AND SCHOOL ASSETS OF
             MUSICAL KIDZ, LLC BEST KNOWN AS MUSIC FOR LITTLE PEOPLE

Norwalk, Connecticut, March 14, 2008--Trudy Corporation (OTCBB:TRDY) announced today the acquisition of certain assets pertaining to the mail-order and ecommerce divisions of the children's audio publisher, Musical Kidz LLC. Musical Kidz is the publisher of children's music distributed on the record label, Music for Little People. Musical Kidz also owns the 20 year old catalog of the same name through which it distributes its proprietary line of children's musical instruments and audio electronics under the brand, BeBoP. The award winning catalog and e-commerce website (musicforlittlepeople.com) is directed to the consumer and educational market and includes complementary third party products.

         Among the assets purchased were certain inventory, Music for Little People and Musical Kidz URLs, the mail order catalog, Music for Little People, customer mailing and e-mail lists, as well as certain trademark rights used in the direct-to-consumer and school lines of business. Consideration for the transaction includes $350,000 in cash, $200,000 in Trudy Common Stock and an earn-out payment in each of the next three years for Musical Kidz if certain net income goals are met from the business being purchased. In addition, Mr. Leib Ostrow, President of Musical Kidz, will be provided a three (3) year employment agreement with Trudy to manage the direct-to-consumer sales and marketing for the new line of businesses, which will also include Trudy's web site and direct mail catalog marketed under the Soundprints moniker. Financing for the acquisition came from bank financing secured by collateral pledged by Trudy's principal shareholder.

         William W. Burnham, Chairman of Trudy remarked, "Music for Little People and its lines of business are well known to the Trudy family. Our Soundprints catalog initiatives for the past 10 years have developed certain beneficial catalog marketing information cooperatively with Leib's company. The purchase of this online and mail order catalog business will add significantly to Trudy's turnover and be the foundation for growth in Trudy's direct-to-consumer business." Ashley C. Andersen Zantop, CEO of Trudy Corporation added, "The operational, sales and content synergies between Trudy Corporation and the new line of business are significant, and we are delighted that this transaction provides us the opportunity to bring Leib Ostrow, Founder and President of Music for Little People, on board to head our direct-to-consumer sales division. Music for Little People is a strong player in this sales channel and this is an important addition to Trudy Corporation's sales strategies in itself, but this is also a critical early step in launching the company's new media strategies, including digital audiobooks and other digital content for download and use with targeted hardware."

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"I'm very excited to be working with the great team at Trudy Corporation" said
Musical Kidz's Leib Ostrow. There is a like mindedness in both creation of the most inspiring educational and interactive materials for children available, and a mandate for moving into the 21st century with all the amazing new web tools being developed for reaching families. Our own direct to consumer business has grown exponentially on the internet in the last few years and the synergies of the two businesses have an almost unlimited potential for growth."

         Trudy Corporation was founded in 1947 as a privately owned designer of plush toys and became a public company in 1987. Trudy currently holds licenses from the Smithsonian Institution, Sesame Workshop, the African Wildlife Foundation and the American Veterinary Medical Association, among others, for children's books, audio books and plush toys. It has active distribution into the toy and book trade, the warehouse clubs, mass market retailers as well as schools and libraries. Also in its distribution portfolio is a mail order catalog and e-commerce business to the education community and at-home consumers.


         Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These forward-looking statements speak only to the date hereof; Trudy Corporation disclaims any intent or obligation to update these forward-looking statements.